UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 15, 2014

Simon Property Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 W. Washington Street Indianapolis, IN 46204
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 636-1600

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03                      AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On May 15, 2014, Simon Property Group, Inc. (the “Company”) caused to be filed with the Secretary of State of the State of Delaware a Certificate of Designation of Series A Junior Participating Redeemable Preferred Stock (the “Certificate of Designation”).  The Certificate of Designation was adopted by resolution of the Company’s Board of Directors pursuant to Article Fourth of the Restated Certificate of Incorporation of the Company (the “Charter”), which vests in the Company’s Board of Directors the authority to provide for the authorization and issuance of one or more series of preferred stock within the limitations and restrictions set forth in the Charter.  The Series A Junior Participating Redeemable Preferred Stock is expected to be issued to certain subsidiaries of the Company in exchange for shares of Company common stock that they hold.

The Series A Junior Participating Redeemable Preferred Stock has such voting powers and such preferences and relative, participating, optional or other special rights and such qualifications, limitations and restrictions thereof as are set forth in the Certificate of Designation, which Certificate of Designation is attached hereto as Exhibit 3.1 and which is incorporated herein by reference.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

3.1	Certificate of Designation of Series A Junior Participating Redeemable Preferred Stock
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 15, 2014

SIMON PROPERTY GROUP, INC.

                                                                By: /s/ James M. Barkley
                          Name: James M. Barley
                                                                                                                      Title: General Counsel and Secretary

EXHIBIT INDEX

3.1	Certificate of Designation of Series A Junior Participating Redeemable Preferred Stock

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